                                                                    EXHIBIT 99.1


FOR FURTHER INFORMATION:                                           TRADED:  NYSE
                                                                     SYMBOL: ELK
Richard J. Rosebery, Executive Vice President and Chief Financial Officer
(972) 851-0510

PRESS RELEASE
FOR IMMEDIATE RELEASE


             ELCOR REPORTS SHARPLY HIGHER SALES AND EARNINGS FOR ITS
            FOURTH QUARTER AND FISCAL 1998; BOTH PERIODS ARE RECORDS;
           EXPECTS CONTINUING STRONG GROWTH IN FISCAL 1999 AND BEYOND


DALLAS, TEXAS, August 18, 1998 . . . . Elcor Corporation today reported record results for both the fourth quarter and fiscal year ending June 30, 1998. Fourth quarter earnings rose 84% on a 27% gain in sales, while fiscal year earnings rose 49% on a 16% gain in sales from the same periods in fiscal 1997.

Harold K. Work, Chairman, President and Chief Executive Officer, said, "Sharply higher fourth quarter and fiscal year results were spearheaded by record shipments of our Roofing Products segment's Elk Prestique(R) premium laminated fiberglass asphalt shingles and record sales and earnings for our Industrial Products segment. Growing demand for Elk Prestique products and nonwoven fiberglass mats, along with rapidly accelerating demand for our Conductive Coatings Division's products used in digital wireless cellular phones, should contribute to strong sales and earnings growth in fiscal 1999."


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
PRESS RELEASE
Elcor Corporation Quarterly Results
August 18, 1998
Add One




OPERATING RESULTS

For the fourth quarter ending June 30, 1998, sales rose 27% to $74,472,000 from $58,464,000 last year. Net income rose 84% to $6,613,000, or $.49 per diluted share, from $3,587,000, or $.27 per diluted share, in the year-ago quarter.

For the fiscal year ending June 30, 1998, sales rose 16% to $268,178,000 from $230,756,000 in fiscal 1997. Net income rose 49% to $18,324,000, or $1.36 per diluted share, from $12,276,000, or $.92 per diluted share, last year.

In fiscal 1998, the company changed its method of accounting for inventories from the last-in, first-out (LIFO) method to first-in, first-out (FIFO) method. In accordance with Accounting Principle Board Opinion No. 20, prior year fourth quarter and fiscal year results and inventories have been restated to reflect this accounting change which reduced net income by $726,000, or $.06 per diluted share, in the fourth quarter of fiscal 1997. In addition, prior years' earnings per share have been adjusted for a 3-for-2 stock split in November 1997.

FINANCIAL POSITION

During fiscal 1998, strong cash flows from operations funded a $10.1 million expansion in working capital; $12.6 million of net investments; increased dividends and a stock buy back plan; plus a $4.6 million reduction in long-term debt. At June 30, 1998, the company had $48 million in long-term debt, $126 million of shareholders' equity, and $174 million of total capital. Long-term


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
PRESS RELEASE
Elcor Corporation Quarterly Results
August 18, 1998
Add Two




debt as a percent of total capital declined to 28% from 32%, and the current ratio improved to 3.5:1 from 3.0:1 last year.

OUTLOOK

Mr. Work said, "In the last three years, we have brought into production two major new roofing manufacturing facilities costing over $100 million to provide the capabilities to substantially increase sales and earnings in the years ahead. In addition, we are planning to invest up to $100 million over the next three years to expand capacity and improve productivity at existing plants and to build new plants in both our Roofing Products and Industrial Products segments to keep pace with rapidly growing demand in markets where we have leadership positions. These present and future investments will also support the introduction of new products and services which provide superior value for our customers and earn premium pricing versus the competition.

"Presently, we look for growing demand for our patented Enhanced High Definition and Raised Profile Prestique premium laminated fiberglass asphalt shingles and for our industrial products to substantially boost fiscal 1999 sales and earnings. We expect these gains to be characterized by greater growth in our seasonally stronger first and fourth quarters. Looking ahead to the longer term, we believe the investments we have made and are continuing to make provide Elcor with the potential to more than double earnings over the next three years and to continue strong growth in the new millennium," Work concluded.



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
PRESS RELEASE
Elcor Corporation Quarterly Results
August 18, 1998
Add Three




SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including, but not limited to its Form 8-K dated August 18, 1998.

                                   ----------

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas. Its industrial products facilities are located in Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.




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
PRESS RELEASE
Elcor Corporation Quarterly Results
August 18, 1998
Add Four


CONDENSED RESULTS OF OPERATIONS (a)
($ in thousands)

                                                      Unaudited                Audited
                                                  Three Months Ended       Fiscal Year Ended
                                                       June 30,                June 30,
                                                   1998        1997        1998        1997
                                                 --------    --------    --------    --------

SALES                                            $ 74,472    $ 58,464    $268,178    $230,756
                                                 --------    --------    --------    --------

COSTS AND EXPENSES:
     Cost of sales                                 54,700      44,268     202,627     179,381
     Selling, general & administrative              9,516       7,783      34,962      30,969
     Interest expense and other, net                  244         674       2,131         921
                                                 --------    --------    --------    --------

Total Costs and Expenses                           64,460      52,725     239,720     211,271
                                                 --------    --------    --------    --------

INCOME BEFORE INCOME TAXES                         10,012       5,739      28,458      19,485
Provision for income taxes                          3,399       2,152      10,134       7,209
                                                 --------    --------    --------    --------

NET INCOME                                       $  6,613    $  3,587    $ 18,324    $ 12,276
                                                 ========    ========    ========    ========

NET INCOME PER SHARE (b)
     Basic                                       $   0.50    $   0.27    $   1.38    $   0.93
                                                 ========    ========    ========    ========

     Diluted                                     $   0.49    $   0.27    $   1.36    $   0.92
                                                 ========    ========    ========    ========

AVERAGE COMMON SHARES OUTSTANDING (b)
     Basic                                         13,281      13,192      13,245      13,175
                                                 ========    ========    ========    ========

     Diluted                                       13,553      13,408      13,513      13,306
                                                 ========    ========    ========    ========

(a) Appropriate fiscal 1997 amounts have been restated for a change in accounting for inventories adopted in fiscal 1998.

(b) References to number of shares and per share information have been adjusted for a three-for-two stock split in November 1997.

PRESS RELEASE
Elcor Corporation Quarterly Results
August 18, 1998
Add Five


CONDENSED BALANCE SHEETS (a)
(Audited, $ in thousands)

                                                            June 30,
ASSETS                                                  1998        1997
                                                      --------    --------

Cash and cash equivalents                             $  5,240    $  3,601
Receivables, net                                        56,450      43,178
Inventories                                             28,822      32,206
Deferred income taxes                                    2,228       2,935
Prepaid expenses and other                               1,789       3,572
                                                      --------    --------

     Total Current Assets                               94,529      85,492

Property, plant and equipment, net                     120,732     117,467
Other assets                                             1,783       3,490
                                                      --------    --------

     Total Assets                                     $217,044    $206,449
                                                      ========    ========



                                                            June 30,
LIABILITIES AND SHAREHOLDERS' EQUITY                    1998        1997
                                                      --------    --------

Accounts payable & accrued liabilities                $ 27,207    $ 28,285
Current maturities on long-term debt                         0           0
                                                      --------    --------

     Total Current Liabilities                          27,207      28,285

Long-term debt                                          48,000      52,600
Deferred income taxes                                   15,881      13,578
Shareholders' equity                                   125,956     111,986
                                                      --------    --------

     Total Liabilities and Shareholders' Equity       $217,044    $206,449
                                                      ========    ========

(a) Appropriate fiscal 1997 amounts have been restated for a change in accounting for inventories adopted in fiscal 1998.

PRESS RELEASE
Elcor Corporation Quarterly Results
August 18, 1998
Add Six


CONDENSED STATEMENT OF CASH FLOWS(a)
(Audited, $ in thousands)


                                                                  Fiscal Year Ended
                                                                      June 30,
                                                                  1998         1997
                                                                --------     --------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                                      $ 18,324     $ 12,276
Adjustment to net income
     Depreciation and amortization                                11,056        8,664
     Deferred income taxes                                         3,010        5,042
     Changes in assets and liabilities:
          Trade receivables                                      (13,272)        (696)
          Inventories                                              3,384       (5,527)
          Prepaid expenses and other                               1,783       (1,616)
          Accounts payable and accrued liabilities                (1,078)        (309)
                                                                --------     --------

Net cash from operating activities                                23,207       17,834
                                                                --------     --------

INVESTING ACTIVITIES
     Additions to property, plant & equipment                    (14,288)     (15,896)
     Other                                                         1,674          739
                                                                --------     --------

Net cash from investing activities                               (12,614)     (15,157)
                                                                --------     --------

FINANCING ACTIVITIES
     Long-term borrowings                                         (4,600)        (400)
     Dividends on common stock                                    (3,175)      (2,462)
     Treasury stock transactions and other, net                   (1,179)          42
                                                                --------     --------

Net cash from financing activities                                (8,954)      (2,820)
                                                                --------     --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS               1,639         (143)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                     3,601        3,744
                                                                --------     --------

CASH AND CASH EQUIVALENTS AT END OF YEAR                        $  5,240     $  3,601
                                                                ========     ========


(a) Appropriate fiscal 1997 amounts have been restated for a change in accounting for inventories adopted in fiscal 1998.